FOR IMMEDIATE RELEASE

April 23, 2008

For further information contact:

Craig L. Montanaro

Senior Vice President,

Director of Strategic Planning

Kearny Financial Corp.

(973) 244-4510

KEARNY FINANCIAL CORP.

ANNOUNCES STOCK REPURCHASE PLAN COMPLETION, AUTHORIZATION FOR THIRD STOCK REPURCHASE PLAN

Fairfield, New Jersey, April 23, 2008 – Kearny Financial Corp. (Nasdaq GSM: KRNY) (the “Company”) announced today that during the quarter ended March 31, 2008, it completed its second stock repurchase plan by acquiring 5% of the Company’s outstanding common stock held by persons other than its parent mutual holding company, Kearny MHC.

Additionally, the Company announced that the Board of Directors has authorized a third stock repurchase plan to acquire up to 985,603 shares or 5% of the Company’s currently outstanding common stock held by persons other than Kearny MHC.

Such purchases will be made from time to time in the open market or in privately negotiated stock purchases, based on stock availability, price and the Company’s financial performance. It is anticipated that purchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be purchased.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 27 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. At December 31, 2007, Kearny Financial Corp. had total assets, deposits and stockholders’ equity of $2.03 billion, $1.32 billion and $473.5 million, respectively. Shares of Kearny Financial Corp. trade on the Nasdaq Global Select Market under the symbol “KRNY.”

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.